Exhibit 16.2


Ehrhardt Keefe Steiner & Hottman PC
Certified Public Accountants


July 30, 2001
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20509

Re: iDial Networks, Inc.

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1) We have read the Company's response to Item 4.2 of Form 8-K/A dated July 30, 2001; and

(2) We agree with the response.

Sincerely,

/s/ Ehrhardt Keefe Steiner & Hottman PC
Certified Public Accountants
Ehrhardt Keefe Steiner & Hottman PC
Certified Public Accountant